Exhibit 10.32
SECOND AMENDMENT
TO THE AMENDED AND RESTATED
BIOMARIN PHARMACEUTICAL INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN (the “Plan”)
(as amended and restated on October 7, 2014)

Effective Date: October 5, 2021

1.Subsection 1.25 of the Plan is amended and restated in its entirety to read as follows:
[intentionally omitted]
2.Section 5.1 of the Plan is amended and restated in its entirety to read as follows:
Fixed Payment Dates; Separation from Service. During the Open Enrollment Period of each Plan Year and on his or her Election a Participant may select a fixed payment date for the payment of amounts (or a portion of amounts) credited to his or her vested Account during the Plan Year for which the Participant Election is effective, which will be valued and payable according to the provisions of Article 6. Such fixed payment dates or distribution methods set forth on the Election may be postponed to later dates so long as elections to so postpone the dates or changes the distribution methods are made by the Participant at least twelve (12) months prior to the date on which the distribution was originally scheduled to be made, the election will not take effect until at least twelve (12) months after the date on which the election is made, and the new postponed distribution date is at least five (5) years after the originally scheduled date.
A Participant who selects a fixed payment date for amounts credited to his or her Account during a Plan Year shall receive payment of such vested amounts at the earlier of such fixed payment date (as postponed, if applicable) or his or her Separation from Service.
Any fixed payment date elected by a Participant as provided above must be a date no earlier than the January 1 of the second calendar year after the calendar year for which the election is effective.
During the first Open Enrollment Period for which a Participant elects Compensation Deferrals, the Participant may specify on his or her Election whether he or she wishes to elect installment distributions in accordance with Section 6.3(b) for distributions on account of the Participant’s Separation from Service. In the absence of such a timely election such payments will be in a lump sum in accordance with Section 6, but a Participant may thereafter elect to receive installment distributions in accordance with Section 6.3(b) at any time that is at least (12) months prior to the Participant’s Separation from Service if the election does not take effect until at least twelve (12) months after the date on which the election is made, and payments do not commence until at least five (5) years after the originally scheduled distribution date.
3.Section 6.3(b) of the Plan is amended and restated in its entirety to read as follows:
the Participant’s employment was terminated, and if elected by the Participant in his or her most recent effective Election made in accordance with Section 5.1, in annual installment payments of substantially equal amounts over a period of up to fifteen (15) years;
4.Section 6.3(c) of the Plan is amended and restated in its entirety to read as follows:
a Participant may amend his or her Election so as to select installments upon Separation from Service by filing an amended Election provided, however, that such Election to so change to installment distributions upon such Separation of Service is made by the Participant at least twelve

Exhibit 10.32
(12) months prior to the separation date, the election will not take effect until at least twelve (12) months after the date on which the election is made, and the new postponed distribution date is at least five (5) years from the original Separation from Service by the Participant; provided that, in no event shall any such distribution date be accelerated to a date earlier than that initially selected by the Participant; and
5.Section 6.3(d) of the Plan is amended and restated in its entirety to read as follows:
the Employer (or its designee) may establish from time to time limitations on the Participant’s ability to select the time and method of payment of his Account based upon the amount in the Participant’s Account; provided further that, unless and until changed by the Employer (or its designee), any Account that has a total vested balance of less than $5,000 ($50,000 in the case of a Participant who commences participation after October 5, 2021) at the time of distribution shall be paid in a lump sum regardless of an election by the Participant to be paid in installments.
6.The modifications set forth above shall not affect any other provisions of the Plan.